EXHIBIT 99.1

Dot VN, Inc. Signs LOI with Web Spider Technologies, Inc. to Commercialize
Search Engine Optimization and Search Engine Marketing Programs to
Vietnamese and Asian Clients

SAN DIEGO – Jan. 27, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI), an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that it has signed a letter of intent (LOI) with Web Spider Technologies, Inc. (www.WSpider.com) of San Jose, Calif., a next generation technology company dedicated to providing a scalable, highly effective web marketing experience through search engine optimization (SEO), search engine marketing (SEM), pay-per-click management and related services to worldwide clients through automated process.

In the LOI, Dot VN will receive exclusive rights to market WSpider’s advanced search engine optimization and search engine marketing services to its Vietnamese clients and throughout Asia to clients that desire increased web traffic and visibility to their websites.

“We look forward to working with WSpider Co-Founder and COO Jeremy Streig to introduce and commercialize the best performing Internet marketing, SEO and SEM programs to the Vietnamese and Southeast Asian customers,” said Thomas Johnson, CEO of Dot VN, Inc. “We are confident in his firm’s expertise to increase visibility and drive traffic to our clients’ websites, which in turn will increase opportunities for Dot VN to generate more revenue streams.”

The WSpider team has over a decade of experience in executive management of high-tech firms and a proven track record of creating and growing highly successful IT companies.  WSpider has grown over 1,750 percent from year to year with a cost per acquisition (CPA) reviewed 86.2 percent customer retention rate. The WSpider team has highly successful entrepreneurs and visionaries whose efforts have led to the rapid growth and development of WSpider, its technologies and intellectual properties. Increasing search visibility has been the number one focus of WSpider, Inc. from inception. WSpider, Inc. is the next generation of Internet technology and website visibility.

“It has been a great pleasure working with Thomas and the Dot VN team to facilitate this LOI to help provide and promote increased search visibility to those in Vietnam. We look forward to a strong partnership for many years to come,” said Jeremy A. Streig, COO of WSpider, Inc.

About the Companies:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your “.vn” domains at:  www.VN

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Email:  Renae@NorthShorePR.com
    Website: www.NorthShorePR.com

    Investor Relations Contact:
    Vista Partners
    Ross Silver, 415-738-6229
    Email:  Ross.Silver@VistaP.com
    Website: www.VistaP.com

    Jeremy A. Streig, Co-Founder & COO
    WSpider, Inc.
    HQ: 888-704-4447
    Phone: 408-332-5887
    Email: pr@wspider.com
    Website: www.wspider.com